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                                                                  Exhibit (j)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Amendment No. 21 to the Registration Statement of the State Street Research Exchange Trust on Form N-1A of our report date February 12, 2003, on our audit of the financial statements and financial highlights of State Street Research Exchange Fund, which appears in the Annual Report to Shareholders for the year ended December 31, 2003.

We also consent to the reference to us under the caption "Investment Advisory and Other Services" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 29, 2004